UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement                    |_| Confidential, for Use of
                                                        the Commission Only (as
                                                           permitted by Rule
                                                              14a-6(e)(2))

|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                         AMERICAN RETIREMENT CORPORATION
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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|_|  Fee paid previously with preliminary materials:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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[BROOKDALE SENIOR LIVING LOGO]            [AMERICAN RETIREMENT CORPORATION LOGO]


FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.              American Retirement Corporation
Francie Nagy                              Ross Roadman
Tel: 1-212-515-4625                       Tel: 1-615-376-2412



              Brookdale and American Retirement Announce Expiration
                       of Hart-Scott-Rodino Waiting Period

Chicago, IL and Nashville, TN. June 27, 2006 - Brookdale Senior Living Inc. (NYSE: BKD) and American Retirement Corporation (NYSE: ACR) announced today that the waiting period under the Hart-Scott-Rodino Improvements Act of 1976, as amended, for their proposed merger expired at 11:59 p.m. Eastern time on June 26, 2006. In addition, Brookdale announced that the Federal Trade Commission has granted early termination of the waiting period under the HSR Act for the proposed equity investment in Brookdale by RIC Co-Investment Fund LP, an affiliate of Fortress Investment Group LLC, in connection with the proposed merger.

As previously announced, Brookdale and American Retirement have entered into a definitive merger agreement under which Brookdale will acquire all of the outstanding shares of American Retirement Corporation for an aggregate purchase price of approximately $1.2 billion in cash, or $33.00 per share (on a fully diluted basis). The combination will create America's premier operator of senior living facilities and is expected to be completed as promptly as possible following approval by the American Retirement shareholders and satisfaction of other customary closing conditions, including regulatory approval.


About Brookdale Senior Living Inc.

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States. Brookdale is committed to providing an exceptional living experience through properties that are designed, purpose-built, and operated to provide the highest-quality service, care and living accommodations for residents. Brookdale owns and operates independent, assisted and dementia-care facilities, with a total of 450 facilities in 32 states and the ability to serve over 34,000 residents.

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About American Retirement Corporation

American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 83 senior living communities in 19 states, with an aggregate unit capacity of approximately 16,200 units and resident capacity of approximately 17,800. The Company owns 34 communities (including 14 communities in joint ventures), leases 44 communities, and manages 5 communities pursuant to management agreements.


Where to Find Additional Information about American Retirement Corporation, Brookdale and the Merger

On June 16, 2006, American Retirement Corporation filed a definitive proxy statement with the SEC in connection with the proposed merger. American Retirement Corporation shareholders should read the proxy statement and other relevant materials when they become available, because they contain important information about American Retirement Corporation, Brookdale and the proposed merger. In addition to the documents described above, American Retirement Corporation and Brookdale file annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by American Retirement Corporation or Brookdale are available without charge at the SEC's website, at www.sec.gov, or from the companies' websites at http://www.arclp.com and http://www.brookdaleliving.com, respectively.

American Retirement Corporation, Brookdale and their respective officers and directors may be deemed to be participants in the solicitation of proxies from American Retirement Corporation shareholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of American Retirement Corporation is set forth in the American Retirement Corporation proxy statement for its 2006 annual meeting which was filed with the SEC on April 17, 2006. A description of certain interests of the directors and officers of Brookdale is set forth in Brookdale's proxy statement for its 2006 annual meeting, which was filed with the SEC on April 21, 2006. Additional information regarding the interests of such potential participants is included in the definitive proxy statement filed by American Retirement with the SEC in connection with the proposed merger.

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Forward Looking Language

Certain items in this press release may constitute forward-looking statements made by Brookdale or American Retirement Corporation (collectively, the "Companies") within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to close the acquisition, satisfaction of closing conditions, obtaining consents, and the timing of the closing of the acquisition. Words such as "expect(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. The Companies can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from the Companies' expectations include, but are not limited to, whether conditions to the closing of the transaction will not be satisfied and other risks detailed from time to time in the Companies' respective SEC reports. Such forward-looking statements speak only as of the date of this press release. The Companies expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.